FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 13, 1997

                            LNR PROPERTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

  Delaware                     1-13223                       65-0777234
(State or Other              (Commission                   (IRS Employer
Jurisdiction of              File Number)               Identification Number)
Incorporation)


                           760 Northwest 107th Avenue
                              Miami, Florida 33172
               (Address of Principal Executive Offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (305) 485-2000

ITEM 1. CHANGE OF CONTROL OF REGISTRANT

         On November 13, 1997, two family partnerships and a family foundation controlled by Leonard Miller submitted a total of 9,943,930 shares of Common Stock of LNR Property Corporation ("LNR") to be exchanged for an equal number of shares of LNR Class B Common Stock ("Class B Stock"). Because each share of Class B Common Stock is entitled to ten votes, while each share of Common Stock is entitled to one vote, on matters presented for a vote, if no other stockholders exchange Common Stock for Class B Common Stock, Mr. Miller will be able to cast approximately 79% of the votes which can be cast.

         Holders have the right to exchange Common Stock for Class B Stock until 5:00 P.M. New York City time on November 28, 1997. After that, holders of Common Stock will not be able to exchange Common Stock for, or convert Common Stock into, Class B Stock.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               LNR PROPERTY CORPORATION


Date: November 25, 1997                        By: /s/ SHELLY RUBIN
                                                   --------------------------
                                                   Name: SHELLY RUBIN
                                                   Title:CHIEF FINANCIAL OFFICER